UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__ )

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FIRSTHAND TECHNOLOGY VALUE FUND, INC.

(Name of Registrant as Specified in Its Chart)

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Firsthand Technology Value Fund, Inc.

150 Almaden Boulevard, Suite 1250

San Jose, CA 95113

NOTICE OF POSTPONED 2020 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Firsthand Technology Value Fund, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Firsthand Technology Value Fund, Inc., a Maryland corporation (the “Company”), previously scheduled to be held on May 13, 2020 has been postponed until July 2, 2020 at 2:00 p.m., Pacific Time, at the San Jose Marriott hotel at 301 S. Market Street, San Jose, CA 95113.

At the Annual Meeting, stockholders of record as of the close of business on March 13, 2020 will consider and vote on the following matters as more fully described in the proxy statement for the Annual Meeting that was previously mailed to the stockholders:

1.	the election of two Class III directors of the Company to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	the ratification of the selection of Tait, Weller & Baker LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020;

3.	a non-binding stockholder proposal; and

4.	the transaction of such other business that may properly come before the meeting or any postponements or adjournments thereof.

These are the same matters that were stated in the Notice of Annual Meeting given on March 27, 2020, to be considered and voted upon by the stockholders at the previously scheduled May 13, 2020 Annual Meeting. The record date for the Annual Meeting remains the close of business on March 13, 2020. Stockholders who have already cast their votes do not need to vote again unless they desire to change their votes.

As part of our precautions regarding the coronavirus or COVID-19, the Fund reserves the right to convert the Annual Meeting from an in-person meeting to one that is held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.firsthandtvf.com.

By Order of the Board of Directors of the Company,

Kelvin Leung

Secretary

May 6, 2020

San Jose, California